UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2008

CHANTICLEER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	814-00709	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Congress Street, Suite 145 Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-366-5122

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 12, 2008, Chanticleer Holdings, Inc. (the “Company”) entered into commitment letters (the “Commitment”) with certain financial institutions, which have committed to provide to one or more related entities of the Company (collectively, the “Borrower”) an $85,000,000 Senior Secured Credit Facility consisting of (i) revolving credit facility of $13,000,000 and (ii) a term loan of $72,000,000 (collectively, the “Credit Facility”). The Credit Facility is expected to be used to provide a portion of the funds for the Company’s previously disclosed pending acquisition of the stock of Hooter’s, Inc. and certain of its related entities followed immediately by the subsequent acquisition by Hooter’s, Inc. (or one or more of its subsidiaries) of the assets of Texas Wings Incorporated and certain of its related entities (collectively, the “Pending Acquisitions”), to provide funds for working capital, new unit capital expenditures and general corporate purposes (subject to certain limitations), and to fund certain fees and expenses related to the Pending Acquisitions and the Credit Facility. It is anticipated that the Credit Facility will be secured by a first priority perfected security interest on substantially all of the real and personal property of the Borrower and its subsidiaries and guaranteed by all of the subsidiaries of Borrower.

The availability and closing of the Credit Facility remains subject to the negotiation of definitive documentation and will be conditioned on the satisfaction of conditions precedent usual and customary for financings of this kind and such other conditions as the lead arranger deems appropriate, including but not limited to satisfactory completion of due diligence, satisfaction of certain financial covenants of the Borrower and the businesses to be acquired in the Pending Acquisitions as of the date of closing, evidence of certain agreed equity investments contemplated by the Commitment, consummation of the Pending Acquisitions and the absence of any material adverse change on the Borrower or the businesses to be acquired in the Pending Acquisitions.

The Commitment will terminate unless definitive Credit Facility documentation is executed on or before October 18, 2008.

Forward Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. The Company believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “plans,” “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANTICLEER HOLDINGS, INC.

Date: August 14, 2008	By:	/s/ MICHAEL D. PRUITT
Michael D. Pruitt Chief Executive Officer